                                                                 Exhibit 99.9(2)
                                                                 EXHIBIT I(2)(b)





                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED FINANCIAL STATEMENTS

             For the fiscal years ended December 31, 1997 and 1996

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
    CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1997 AND 1996 (NOTES 1 AND 2)


                                                                                            DECEMBER 31,
                                                                                 -----------------------------------
                                                                                      1997                1996
                                                                                 --------------      ---------------
                                                                                              (PESOS)
ASSETS
CURRENT ASSETS
Cash and banks (Schedule G)...........................................               5,059,195            1,933,249
Investments  (Schedules C and D)......................................              11,906,291           19,439,970
Trade accounts receivable (Note 4.a)..................................              65,736,374           60,583,577
Intercompany receivables (Note 5).....................................               2,772,267              803,211
Other accounts receivable (Note 4.b)..................................               4,010,559            3,908,465
Inventories (Schedule F)..............................................               1,028,741              428,975
                                                                                 --------------      ---------------
TOTAL CURRENT ASSETS..................................................              90,513,427           87,097,447
                                                                                 --------------      ---------------

NON-CURRENT ASSETS
Other accounts receivable (Note 4.b)..................................                 112,468               78,121
Investments (Schedule C)..............................................                      --              115,000
Fixed assets (Schedule A).............................................             242,800,760          245,336,746
Intangible assets (Schedule B)........................................               1,665,075            1,986,956
                                                                                 --------------      ---------------
TOTAL NON-CURRENT ASSETS..............................................             244,578,303          247,516,823
                                                                                 --------------      ---------------
TOTAL ASSETS..........................................................             335,091,730          334,614,270
                                                                                 ==============      ===============

LIABILITIES
CURRENT LIABILITIES
Suppliers (Schedule G)................................................              11,029,566           17,761,199
Loans (Schedule G)....................................................               5,424,268            6,160,201
Intercompany payable (Note 5).........................................               1,903,976            2,151,020
Salaries and social security liabilities .............................               1,703,935            1,271,631
Taxes payable (Notes 10 and 11).......................................               7,033,526            5,808,241
Other liabilities (Note 4.c)..........................................               1,903,883            3,134,788
Provisions (Schedule E)...............................................               2,239,954              163,116
                                                                                 --------------      ---------------

TOTAL CURRENT LIABILITIES.............................................              31,239,108           36,450,196
                                                                                 --------------      ---------------

NON-CURRENT LIABILITIES
Loans (Schedule G)....................................................             110,557,000          110,557,000
Taxes payable (Notes 10 and 11).......................................                  29,878              124,627
Other liabilities (Note 4.c)..........................................               7,543,019            4,963,706
                                                                                 --------------      ---------------

TOTAL NON-CURRENT LIABILITIES.........................................             118,129,897          115,645,333
                                                                                 --------------      ---------------

TOTAL LIABILITIES.....................................................             149,369,005          152,095,529
                                                                                 --------------      ---------------

Minority interests in subsidiaries....................................              24,648,968           23,233,248
                                                                                 --------------      ---------------

SHAREHOLDERS' EQUITY..................................................             161,073,757          159,285,493
                                                                                 --------------      ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............................             335,091,730          334,614,270
                                                                                 ==============      ===============

The accompanying notes are an integral part of these consolidated financial statements.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
      For the fiscal years ended December 31, 1997 and 1996 (Notes 1 and 2)


                                                                                           DECEMBER 31,
                                                                                ------------------------------------
                                                                                     1997                 1996
                                                                                ---------------      ---------------
                                                                                              (PESOS)
Net sales (Note 4.d).................................................              206,015,203          204,043,725

Cost of sales (Schedule F)..........................................              (148,555,994)        (153,793,594)
                                                                                ---------------      ---------------

         GROSS PROFIT................................................               57,459,209           50,250,131
                                                                                ---------------      ---------------

Marketing expenses (Schedule H)......................................               (6,101,718)          (5,683,859)

Administrative expenses (Schedule H).................................              (12,946,111)         (11,998,626)
                                                                                ---------------      ---------------

         OPERATING PROFIT............................................               38,411,380           32,567,646
                                                                                ---------------      ---------------

Other income and expenses (Note 4.f).................................               (1,228,769)             185,523

Financial and holding gain/(loss) (Note 4.e)
         Generated by assets.........................................                2,774,308            3,764,981
         Generated by liabilities....................................              (11,449,746)         (10,585,358)

Income tax...........................................................              (10,853,189)          (8,201,916)

Minority interests in subsidiaries...................................               (2,365,720)          (2,391,437)
                                                                                ---------------      ---------------

         ORDINARY INCOME                                                            15,288,264           15,339,439
                                                                                ---------------      ---------------

Extraordinary loss (Note 4.g)........................................                       --             (460,943)
Minority interests in subsidiaries...................................                       --               46,094
                                                                                ---------------      ---------------

         NET INCOME FOR THE YEAR.....................................               15,288,264           14,924,590
                                                                                ===============      ===============


The accompanying notes are an integral part of these consolidated financial statements.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      For the fiscal years ended December 31, 1997 and 1996 (Notes 1 and 2)


                                                                                           DECEMBER 31,
                                                                               -------------------------------------
                                                                                    1997                 1996
                                                                               ---------------      ----------------
                                                                                             (PESOS)
CHANGES IN FUNDS
Funds at beginning of year...........................................              21,146,648             4,852,315
(Decrease)/Increase in funds.........................................              (4,241,162)           16,294,333
                                                                                                    ----------------
Funds at end of year.................................................              16,905,486            21,146,648
                                                                               ----------------     ---------------

SOURCES OF FUNDS
Ordinary income for the year.........................................              15,288,264            15,339,439

Plus: Items not entailing the use of funds
         Decrease in inventories.....................................                      --               264,359
         Fixed asset depreciation....................................              11,911,773            11,890,158
         Write-off of fixed assets...................................               1,761,659               348,583
         Intangible asset amortization...............................                 653,196               429,325
         Withdrawal of other receivables.............................                      --                75,683
         Accrued vacations and bonuses...............................               1,301,674               866,108
         Accrued income tax..........................................              10,853,189             8,201,916
         Accrued gross sales tax.....................................                 384,369               175,978
         Accrued net financial loss pending payment..................               3,300,035             3,343,049
         Accrued purchases pending payment...........................               9,947,590            15,593,018
         Intercompany fees and expenses..............................                 760,607               814,316
         Technical Assistance Agreement..............................                 350,825                    --
         Other liabilities and fees pending payment..................                   8,294                30,921
         Provision for lawsuits......................................               1,601,838               163,116
         Increase in allowance for defaulting debtors................               1,044,122               828,765
                                                                               ----------------     ---------------

                                                                                   43,879,171            43,025,295
Less: Items not entailing the sources of funds

         Accrued sales pending collection............................             (58,938,836)          (53,366,120)
         Intercompany sales..........................................              (2,443,495)             (803,211)
                                                                               ----------------     ---------------

                                                                                  (61,382,331)          (54,169,331)

Minority interests in subsidiaries...................................               2,365,720             2,391,437
                                                                               ----------------     ---------------

Funds originated in ordinary operations .............................                 150,824             6,586,840
                                                                               ----------------     ---------------

Extraordinary loss for the year......................................                      --              (414,849)

Plus: items not entailing applications of funds

         Loss per Schedule XXI.......................................                      --                75,000

Less: items not entailing sources of funds

         Tax benefit.................................................                      --              (227,032)

Minority interests in subsidiaries...................................                      --               (46,094)
                                                                               ----------------     ---------------

Funds applied to extraordinary operations............................                      --             (612,975)
                                                                               ----------------     ---------------

Funds applied to operations - Carried forward........................                 150,824             5,973,865
                                                                               ---------------      ----------------

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                           DECEMBER 31,
                                                                               -------------------------------------
                                                                                    1997                  1996
                                                                               ---------------       ---------------
                                                                                             (PESOS)
Funds applied to operations - Brought forward.......................                  150,824             5,973,865

OTHER SOURCES OF FUNDS
         Changes in intercompany receivables and payables...........                  803,211             2,224,101
         Changes in tax credits and payables........................                   15,894                    --
         Increase in bank loans.....................................                2,124,233            11,383,533
         Decrease in investments....................................                  281,571               154,429
         Decrease in trade accounts receivable......................               54,839,142            56,904,029
                                                                               ---------------       ---------------
Total other sources of funds........................................               58,064,051            70,666,092
                                                                               ---------------       ---------------
Total sources of funds..............................................               58,214,875            76,639,957
                                                                               ---------------       ---------------

APPLICATIONS OF FUNDS
         Acquisition of fixed assets................................               (9,056,558)          (11,668,173)
         Increase in other receivables..............................                 (153,257)             (511,430)
         Increase in inventories....................................                 (599,766)                   --
         Increase in intangible assets..............................                 (255,194)           (1,020,429)
         Changes in tax credits and debts...........................              (10,849,846)           (7,974,400)
         Payment of intercompany liabilities........................               (1,569,947)                   --
         Decrease in salaries and social security liabilities.......                 (869,370)           (1,554,336)
         Payment of bank and financial loans........................               (6,160,201)           (6,383,150)
         Dividends paid.............................................              (14,450,000)          (14,730,000)
         Decrease in other accounts payable and other liabilities...                 (755,621)             (603,040)
         Decrease in suppliers......................................              (17,736,277)          (15,900,666)
                                                                               ---------------       ---------------

Total applications of funds.........................................              (62,456,037)          (60,345,624)
                                                                               ===============       ===============

(Decrease)/Increase in funds........................................               (4,241,162)           16,294,333
                                                                               ===============       ===============

The accompanying notes are an integral part of these financial statements.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              For the fiscal years ended December 31, 1997 and 1996

NOTE 1:           FINANCIAL STATEMENT PRESENTATION

                  As required by General Resolution No.290/97 of the Comision Nacional de Valores (the "CNV"), which establishes that consolidated financial statements must be submitted following the procedure outlined in Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences, the December 31, 1997 and 1996, Balance Sheets of the Company and the Statements of Income and Cash Flows for the fiscal years then ended have been consolidated on a line-by-line basis with the financial statements of the subsidiary.

                  Non-monetary items included in the financial statements at December 31, 1997 and 1996, have been restated in current Pesos up to August 31, 1995. No adjustments have been applied since such date.

                  The financial information at December 31, 1996, has been reclassified, for comparative purpose, in order to be consistent with that of the current year.

                  The December 31, 1997 financial statements of the subsidiary, Camuzzi Gas del Sur S.A., which cover the same period as that of its controlled company, Sodigas Sur S.A., have been used in order to determine the equity value and carry out the consolidation.

NOTE 2:           VALUATION CRITERIA

                  The financial statements of the subsidiary have been prepared based on criteria consistent with those applied for preparing the financial statements of Sodigas Sur S.A.

                  In addition, the principal valuation and disclosure criteria used for preparing the consolidated financial statements are described below:

                  a.       Local currency assets and liabilities

                           The local currency assets and liabilities have been stated at their face value at the balance sheet date, including accrued interest.

                           The implicit cost of financing contained in the monetary assets and liabilities has not been segregated as it is not deemed significant.

                  b.       Foreign currency assets and liabilities

                           Foreign currency assets and liabilities were translated at the exchange rate prevailing at the balance sheet date, including accrued interest.

                  c.       Investments

                           Current

                           These are the following:

                           - Fixed-term deposits, which have been valued at their original amount, plus interest accrued up to the closing date.

                           - Shares, which have been valued at their market value at the balance sheet date.

                           - Argentina Government Bond, which has been valued at cost, plus accrued interest as of the end of the year.

                           Non-current

                           The non-current investments as of December 31, 1996 correspond to the Argentina Government Bond, which has been valued at cost, plus accrued interest as of the end of the year.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                  d.       Receivables to be recovered from users

                           Such receivables arise from agreements entered into with Provinces, Municipalities and other entities, and are to be recovered from users currently incorporated to the network and those to be incorporated in the future to the networks installed under the terms of those agreements, and are agreed upon in cubic meters of gas. Said receivables have been valued at the average tariff of the distributed gas.

                  e.       Inventories

                           These have been valued at their replacement cost at the end of the year; the values thereof do not exceed their recoverable value.

                  f.       Fixed assets

                           The fixed assets transferred by Gas del Estado at the beginning of operations of Camuzzi Gas del Sur S.A. on December 28, 1992, have been valued in an overall manner, according to the Contract for the Transfer of the Company's shares of Gas del Estado. This value has been restated in current Pesos at August 31, 1995.

                           The aforementioned value was recalculated for each individual fixed asset, based on the inventory and valuation carried out during the fiscal year ended December 31, 1993 by independent consultants.

                           Additions carried out after such date and up to August 31, 1995, were valued at their acquisition cost, restated in current Pesos at such date. As from September 1, 1995, additions have been valued at their acquisition cost in current Pesos of the corresponding period.

                           Up to September 30, 1995, additions of gas distribution networks made free of charge were recorded at their replacement cost at the time of the transfer under the item "Other Income".

                           According to resolutions of the CNV adopted in the meetings held on July 28 and August 16, 1995, the gas distribution networks transferred after September 30, 1995, by users free of charge or partially funded by third parties, shall be recorded at the lower of their construction cost or the cost fixed for transfer, or the cost of their value to the business.

                           In the case that the value of the asset added exceeds the value of the consideration assumed by the Licensee, or if such consideration does not exist (free of charge), a cross-entry shall be recorded in an adjustment account, which is shown deducted from the Fixed Assets, whose depreciation criteria is equivalent to that of the asset added.

                           The obligation to partially or totally compensate third parties is recorded as a liability of the Company.

                           The values thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method, based on the estimated useful lives of the assets.

                           The value of the Fixed Assets, taken as a whole, does not exceed their recoverable value.

                  g.       Intangible assets

                           This caption includes the acquisition of software and expenses in relation to the programs for the issuance of the Notes by Sodigas Sur S.A. and its subsidiary, to be amortized over a five-year period.

                           Intangible assets added up to August 31, 1995 are recorded at their acquisition cost restated in current Pesos at such date, while additions carried out after September 1, 1995 are disclosed at their acquisition cost in current Pesos of the corresponding period, in both cases net of their corresponding cumulative amortization, calculated according to the straight-line method.

                  h.       Shareholders' equity

                           The Capital Stock has been stated at its nominal value. The Capital Stock Adjustment represents the difference between the nominal value of the capital stock and its value adjusted, based on the fluctuation in the general wholesale price index up to August 31, 1995.

                           Changes in net worth prior to August 31, 1995 are restated as of that date, while subsequent changes are stated in the currency value of the corresponding period.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                  i.       Profit/(loss) accounts

                           Profit/(loss) for the year is disclosed at historical values, except for the charges for assets consumed (fixed asset depreciation and intangible asset amortization), which were determined according to the values of such assets.

                  j.       Accounting recognition of income

                           The income stemming from gas distribution activities is recognized when the service is rendered and charged to the "Unbilled gas consumption" account.

                  k.       Statement of Cash Flows

                           The Consolidated Statement of Cash Flows is presented using the Indirect Method of Alternative D of Technical Resolution No. 9 of the Argentine Federation of Professional Councils of Economic Sciences, considering Cash and Banks and Short-Term Investments as funds.

NOTE 3:           CORPORATE CONTROL

                  At December 31, 1997 Sodigas Sur S.A. owned 90% of the shares of Camuzzi Gas del Sur S.A.

NOTE 4:           BREAKDOWN OF ITEMS

                  Consolidated Balance Sheet

                  a.       Trade accounts receivable


                                                                         Fiscal years ended December 31,
                                                               -----------------------------------------------------
                                                                        1997                          1996
                                                               -----------------------       -----------------------
                                                                                     (Pesos)
Trade debtors.............................................                 11,536,173                    14,189,053

Subsidies receivable......................................                 49,879,982                    39,412,138

Unbilled gas consumption..................................                  9,139,801                    10,832,846
                                                               -----------------------       -----------------------

SUBTOTAL..................................................                 70,555,956                    64,434,037

Less:  Allowance for defaulting debtors (Schedule E)......                 (4,819,582)                   (3,850,460)
                                                               -----------------------       -----------------------

TOTAL.....................................................                 65,736,374                    60,583,577
                                                               =======================       =======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




                  b.       Other accounts receivable


                                                                         Fiscal years ended December 31,
                                                               ----------------------- ----- -----------------------
                                                                        1997                          1996
                                                               -----------------------       -----------------------
                                                                                     (Pesos)
CURRENT

Receivables to be recovered from users (Note 2.d).........                    159,288                       157,425

Miscellaneous advance payments............................                     40,622                        81,707

Prepaid expenses..........................................                     53,492                       115,614

Tax credits...............................................                  3,143,438                     3,054,836

Guarantee deposits........................................                     68,990                       127,787

Receivables to be recovered per Section 41
  Law 24.076 (Note 11)....................................                      4,140                            --

Receivables to be recovered for additional transportation
charges...................................................                    233,311                            --

Miscellaneous.............................................                    307,278                       371,096
                                                               -----------------------       -----------------------

TOTAL.....................................................                  4,010,559                     3,908,465
                                                               =======================       =======================

NON-CURRENT

Receivables to be recovered per Section 41
  Law 24.076 (Note 11)....................................                    109,903                        75,642

Miscellaneous.............................................                      2,565                         2,479
                                                               -----------------------       -----------------------

TOTAL ....................................................                    112,468                        78,121
                                                               =======================       =======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




                  c.       Other liabilities


                                                                          Fiscal years ended December 31,
                                                                ----------------------------------------------------
                                                                        1997                          1996
                                                                ----------------------       -----------------------
                                                                                      (Pesos)

CURRENT

Gas-in-kind payables.......................................                 1,069,617                     2,645,500

Consumers for guarantee deposits...........................                   162,252                       126,757

Reimbursements to be passed through for additional
transportation charges.....................................                   310,295                            --

Other accounts payable.....................................                   361,719                       362,531
                                                                ----------------------       -----------------------

TOTAL......................................................                 1,903,883                     3,134,788
                                                                ======================       =======================

NON-CURRENT

Gas-in-kind payables.......................................                 7,542,019                     4,962,706

Other accounts payable.....................................                     1,000                         1,000
                                                                ----------------------       -----------------------

TOTAL......................................................                 7,543,019                     4,963,706
                                                                ======================       =======================



                  Statement of income

                  d.       Net sales


                                                                          Fiscal years ended December 31,
                                                                ----------------------------------------------------
                                                                        1997                          1996
                                                                ----------------------       -----------------------
                                                                                      (Pesos)
Gas sales..................................................               207,598,746                   206,168,209

Sales of other items.......................................                 1,208,012                     1,130,979

Direct taxes on sales......................................                (2,791,555)                   (3,255,463)
                                                                ----------------------       -----------------------

TOTAL......................................................               206,015,203                   204,043,725
                                                                ======================       =======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                  e.       Financial and holding gain/(loss)


                                                                          Fiscal years ended December 31,
                                                                ----------------------------------------------------
                                                                        1997                          1996
                                                                ----------------------       -----------------------
                                                                                      (Pesos)
GENERATED BY ASSETS

Interest...................................................                 2,653,644                     3,711,092

Income from investments....................................                    48,633                        39,496

Exchange differences.......................................                    66,632                        11,453

Discounts obtained.........................................                     1,139                            --

Miscellaneous..............................................                     4,260                         2,940
                                                                ----------------------       -----------------------

TOTAL......................................................                 2,774,308                     3,764,981
                                                                ----------------------       -----------------------

GENERATED BY LIABILITIES

Interest...................................................               (11,444,901)                  (10,589,564)

Exchange differences.......................................                    (4,845)                      (16,723)

Miscellaneous..............................................                        --                        20,929
                                                                ----------------------       -----------------------

                                                                          (11,449,746)                  (10,585,358)
                                                                ----------------------       -----------------------

Financial and holding gain/(loss)..........................                (8,675,438)                   (6,820,377)
                                                                ======================       =======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




                  f.       Other income and expenses, net


                                                                          Fiscal years ended December 31,
                                                                ----------------------------------------------------
                                                                        1997                          1996
                                                                ----------------------       -----------------------
                                                                                      (Pesos)
OTHER INCOME

Fees for collections on account of third parties...........                       377                         2,737

Leases.....................................................                   645,852                       687,852

Miscellaneous..............................................                   114,395                            --
                                                                ----------------------       -----------------------

TOTAL .....................................................                   760,624                       690,589
                                                                ----------------------       -----------------------

OTHER EXPENSES

Provision for labor lawsuits (Schedule E)..................               (1,601,838)                     (179,347)

Miscellaneous..............................................                 (387,555)                     (325,719)
                                                                ----------------------       -----------------------

TOTAL......................................................               (1,989,393)                     (505,066)
                                                                ----------------------       -----------------------

TOTAL OTHER INCOME AND EXPENSES, NET.......................               (1,228,769)                      185,523
                                                                ======================       =======================



                  g.       Extraordinary (loss)


Extraordinary gas loss (Note 16)...........................                        --                      (612,975)

Loss per Schedule XXI - Gas del Estado S.E. Transfer Contract                      --                       (75,000)

Tax benefit related to extraordinary (loss) ...............                        --                       227,032
                                                                ----------------------       -----------------------

TOTAL EXTRAORDINARY LOSS...................................                        --                      (460,943)
                                                                ======================       =======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 5:           INTERCOMPANY BALANCES


                                                                           FISCAL YEARS ENDED DECEMBER 31,
                                                                   -------------------------------------------------
Income/(loss) accounts                                                     1997                       1996
                                                                   ---------------------      ----------------------
                                                                                       (Pesos)
CAMUZZI GAS PAMPEANA S.A.

Gas sale and transportation...................................                    8,549                      22,602

Propane gas purchases (loss)..................................               (1,033,325)                   (435,291)

Administrative and personnel services.........................               (3,099,313)                 (3,010,048)

CAMUZZI ARGENTINA S.A.

Technical assistance and professional fees....................               (3,244,066)                 (2,880,142)

Maintenance service of computer systems.......................                 (413,088)                   (417,176)

LOMA NEGRA C.I.A.S.A.

Gas sales.....................................................                1,118,924                     826,543

ENERGIA DEL SUR S.A.

Gas sales.....................................................               10,036,098                   2,238,415

EDERSA S.A.

Gas sales.....................................................                  332,195                      69,234

Purchase of electricity.......................................                  (40,649)                    (21,032)

OTHER OPERATIONS

CAMUZZI ARGENTINA S.A.

Capitalized fees paid on account of work inspection services..                  141,320                          --

Software acquisition..........................................                   76,121                          --

RECEIVABLES

Energia del Sur S.A...........................................                2,772,267                     802,584

Edersa S.A....................................................                       --                         627
                                                                   ---------------------      ----------------------

                                                                              2,772,267                     803,211
                                                                   =====================      ======================

LIABILITIES

Camuzzi Gas Pampeana S.A......................................                1,318,660                     769,654

Camuzzi Argentina S.A.........................................                  585,316                   1,381,366
                                                                   ---------------------      ----------------------

                                                                              1,903,976                   2,151,020
                                                                   =====================      ======================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6:           MANDATORY INVESTMENTS OF THE SUBSIDIARY

                  Chapter IV of the License states that the Subsidiary, Camuzzi Gas del Sur S.A., must undertake a five-year plan from 1993 to 1997, which includes investments in network pipelines, services, protection against rust and corrosion, communications equipment and SCADA (centralized telemeasurement and control equipment system). The amounts of the investments, as set by the License for each year, are as follows:

                                    YEAR                    U.S.$
                             ------------------        -----------------
                                    1993                      2,704,000
                                    1994                      2,704,000
                                    1995                      2,150,000
                                    1996                      1,925,000
                                    1997                      1,925,000
                                                       -----------------

                                   Total                     11,408,000
                                                       =================



                  The Licensee has fulfilled in due time and manner the mandatory investments for 1993, 1994, 1995 and 1996, and was notified of such fulfillment by ENARGAS following an operating audit of such investments. Mandatory investments for the year 1997 are under examination by the ENARGAS.

NOTE 7:           ISSUANCE OF NOTES BY THE SUBSIDIARY

                  On December 11, 1996, together with Camuzzi Gas Pampeana S.A., Camuzzi Gas del Sur S.A. issued Notes not convertible into shares under a Medium-Term-Note Program which was approved by Certificate No. 136 of the CNV dated December 6, 1996.

                  Such issue was approved by the Board of Directors of the Licensee on November 12, 1996; the main purpose of this issue was to provide Camuzzi Gas del Sur S.A. with an important flow of funds in order to (i) refinance Series B Notes for an amount of U.S.$90,000,000 co-issued between Camuzzi Gas Pampeana S.A. and Camuzzi Gas del Sur S.A. under a short- and medium-term note program created by the shareholders at the Shareholders' Meeting dated October 25, 1993; (ii) develop its investment plans; (iii) pay up working capital and (iv) refinance other liabilities.

                  The conditions for the issuance are as follows:

                  o Aggregate principal amount: U.S.$130,000,000
                  o Percentage corresponding to Camuzzi Gas del Sur S.A.: 38.89%
                  o Interest rate: 9 1/4%, payable semiannually in arrears.
                  o Price: 99.80%
                  o Maturity of principal: December 15, 2001.

                  The aforementioned program was created under a joint issuance with Camuzzi Gas Pampeana S.A., and the two companies will be jointly and severally liable for the payment of interest and principal.

                  On May 9, 1997, the issued Notes were registered before the United States Securities and Exchange Commission (SEC).

                  The main restrictions under the offering circular for the issuance of Notes are the following:

                  (a) Limitations on Liens: Neither of the Issuers shall, nor shall either of the Issuers permit any of their respective Subsidiaries to, incur, assume or suffer the existence of, any Lien upon its property, assets or revenues, whether now owned or hereinafter acquired, securing any indebtedness of any other person, unless the Notes are equally and ratably secured by such liens, except for:

                           (i)      Liens existing on the Issue Date of the
                                    Notes:

                           (ii) Liens for taxes or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Issuer or such Subsidiary, as the case may be, in conformity with Argentine professional accounting standards;

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                           (iii) Liens on all or part of any property, assets (including, without limitation, equity interests) or revenues to secure indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof incurred concurrently with or within 120 days after the completion of such acquisition, construction or installation, or liens on any property, assets (including, without limitation, equity interests) or revenues existing on the date of the acquisition thereof;

                           (iv) Liens arising in the ordinary course of business which do not secure indebtedness and which (A) are not in effect for a period of more than 60 days, (B) are being contested in good faith by appropriate proceedings, which have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien, or (C) secure an obligation of less than U.S.$1,000,000;

                           (v) Any attachment or judgment lien, unless (A) within 60 days after the entry thereof, its discharge has not been filed or execution thereof stayed pending appeal, (B) shall not have been discharged within 60 days after the expiration of any such stay or (C) is for an amount less than U.S.$1,000,000;

                           (vi) Liens created or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vii) Any liens imposed by operation of mandatory provisions of applicable law that do not materially affect the shareholders' equity Issuer's ability to perform its respective obligations under the Notes or Indenture;

                           (viii) Liens other than those described in the foregoing clauses (i) through (vii) upon the property, assets or revenues of either or both of the Issuers or any of their respective Subsidiaries securing indebtedness in an aggregate principal amount not in excess of U.S.$10,000,000 (or its equivalent in other currencies) at any time outstanding; and

                           (ix) Any extension, renewal or replacement, in whole or in part, of any lien described in the foregoing clauses (i) through (viii), provided that (A) such extension, renewal or replacement does not extend to any property other than that originally subject to the liens being extended, renewed or replaced and (B) the principal amount of the indebtedness secured by such lien is not increased.

         (b)      Maintenance of the Net Worth to Consolidated Indebtedness
                  Ratio: Neither of the Issuers shall permit the ratio of its Net Worth to its Consolidated Indebtedness to be less than 1 to 1.

         (c) Restrictions on Sale and Lease-Back Agreement: Neither of the Issuers shall, nor shall either of the Issuers permit any Subsidiary to, enter into any Sale and Lease-Back Agreement with respect to any property unless (i) such agreement involves a lease for a term of no more than three years by the end of which it is intended that the use of such property by the lessee shall be discontinued, (ii) such agreement is between the Issuers, or between either or both of the Issuers and a Subsidiary, or between Subsidiaries, (iii) the Issuers or any Subsidiary would not be entitled to incur indebtedness secured by a mortgage on the property involved in such agreement at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Agreement, without equally and ratably securing the Notes, (iv) the proceeds of such agreement are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of each of the Issuers) and the Issuers apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Agreement within 180 days of such sale to either (or a combination of) (A) the amortization (other than any mandatory amortization, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of either or both of the Issuers or a Subsidiary (other than debt that is subordinated to the Notes or debt to either or both of the Issuers or a Subsidiary) that matures more than 12 months after the creation of such debt or (B) the purchase, construction or development of other comparable property, or
                  (v) such agreement is entered into within 120 days after the initial acquisition by such Issuer or the Subsidiary, as the case may be, of the property subject to such agreement.

         (d) Merger, Consolidation or Sale of Assets: Neither of the Issuers will merge into or consolidate with any person or sell, lease, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any person, (a) unless, in the case of any such merger or consolidation, (i) such Issuer is the successor person and (ii) any Noteholder who elects to be guaranteed or repaid upon such merger or consolidation pursuant to Argentine law is so guaranteed or repaid by either of the Issuers, or (b) unless, in the case of any such other transaction, (i) immediately after giving effect to such transaction or series of transactions, no Event of Default or event which, after the giving of notice or the lapse of time or both, would constitute an Event of Default, will have occurred and be continuing, (ii) the successor person is a corporation that will expressly assume the obligations of such Issuer under the Notes and the Indenture, and (iii) such Issuer shall have delivered to the Trustee an officer's certificate and an opinion of counsel stating that such merger, consolidation, sale, lease, transfer or other conveyance or disposition complies with the Notes and that all conditions precedent therein relating to such transaction have been met. Upon the occurrence of any such merger, consolidation, sale, lease, transfer or

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  other conveyance or disposition of all or substantially all of such Issuer's assets, the successor person will succeed to and become substituted for the Issuer or both Issuers, as the case may be, and may exercise every right and power of such Issuer with the same effect as if it had been named in the Notes and the Indenture and, thereafter, such Issuer will be released from its liability as obligor on the Debt Securities and under the Indenture.

NOTE 8:           RESTRICTIONS ON THE SUBSIDIARY'S ASSETS

                  Pursuant to the provisions of the terms and conditions for the privatization of the natural gas distribution service, Camuzzi Gas del Sur S.A. must obtain ENARGAS' prior consent, without which the License may be revoked, to sell, assign, encumber or dispose of assets essential for the service.

NOTE 9:           RECORDABLE ASSETS

                  As regards the real estate transferred under the Transfer Contract, the Subsidiary Company has effected the corresponding deeds with the Argentine General Notary Public, and only isolated and irrelevant cases are pending.

                  Additionally, the Subsidiary completed the transfer of all the vehicles.

NOTE 10:TAXES PAYABLE BY THE SUBSIDIARY

                  During the fiscal year ended December 31, 1995, the Licensee availed itself of the installment payment plan established by Decrees 314/95 and 316/95. The total amount refinanced is Pesos 797,773, payable in equal monthly installments, the last one falling due on May 16, 1999.

                  On January 30, 1998 the Subsidiary Company amended the Income Tax Returns for the years 1993, 1994, 1995 and 1996 for a total amount of Pesos 975,228. These amended tax returns are attributable to the new tax determination related to the amounts of the networks added by Camuzzi Gas del Sur S.A. up to June 1995, by application of ENARGAS's Resolutions No. 269 and 389 dated February 8 and October 23, 1996.

NOTE 11:          GROSS SALES TAX OF THE SUBSIDIARY COMPANY

                  The Subsidiary Company received several tax assessments issued by the provincial tax authorities, which are as follows:

                  PROVINCE OF BUENOS AIRES: The Province of Buenos Aires Revenue Board (DPRPBA) made assessments questioning the Subsidiary Company's Gross Sales Tax returns, and claiming Pesos 27,027 and Pesos 16,003 for the periods from December 1992 through February 1995, and from March 1995 to June 1996, respectively, not including fines and accessory charges. This difference arises mainly from the fact that the Tax Authority claims that the tax base on which the tax rate should be applied for computing gross sales taxes on gas sales should include all revenue obtained, as gas prices are no longer regulated by the State after the privatization; therefore, the tax base is no longer regulated by the provisions of Section 141, Subsection
                  (a) of the Tax Code.

                  The Subsidiary Company's position since the beginning of operations is that the tax basis is the difference between the selling and the purchasing price, based on the following:

                  (i) The criterion used by the Subsidiary Company is based on the fact that it has acted in compliance with the provisions of Section 10, Subsection (a) of decree-law 9006/78 compiled in 1985 restated text -currently Section 141, Subsection (a) of the Fiscal Code-, pursuant to the confirmation sent to Gas del Estado S.E. by the Ministry of Economy and Public Works and Services of the Province of Buenos Aires through a notice dated February 27, 1986; such provisions are deemed applicable since Camuzzi Gas del Sur S.A. has taken over the activities of the state company.

                  (ii) The auditors hired by the Privatization Committee concluded in their report to the Ministry of Economy and Public Works and Services of the Argentine Republic, that this tax should be calculated according to the difference between the selling and purchasing prices of gas sales, in order to comply with the provisions of Law 24,076, regulating the gas industry and the Distribution License.

                  (iii) The documentation mentioned in (i) and (ii) was made available to investors by the Government at the time of the privatization of Gas del Estado S.E., in order to provide them with all the information that could affect their business and, accordingly, their bidding prices in any manner whatsoever.

                  On May 26, 1996, the Licensee filed a motion to reconsider the resolution of the Revenue Board of the Province of Buenos Aires since it believed that it had acted, as stated before, in compliance with the provisions of tax regulations. The Company has cited the enforceability of the above-mentioned regulation as the basis for its appeal for reversal.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  On November 25, 1996, the General Revenue Board issued a Final Opinion stating that, in its opinion, the Company must pay gross sales tax on its total sales and not on its distribution margin. On December 13, 1996, the General Revenue Board further explained some points of the opinion indicating that, according to such body is in representation, the change on the tax criterion had derived from the fact that as from the takeover of the natural gas distribution service by the Licensees, the regulations set forth under the Fiscal Code (Section 136, Subsection (e) and Section 141, Subsection (a)) are not valid, since the Government, upon withdrawing from the business, no longer regulates the official selling prices.

                  Even though the Subsidiary Company's legal counsel considered that the Company's defense was based on solid grounds, the Final Opinion issued by the General Revenue Board significantly changed the situation in that it explicitly clarifies the tax criterion approved by the Province of Buenos Aires and the change on the tax burden of the Licensee. Therefore, because the Company is not legally required to participate in a long judicial proceeding, the results of which cannot be assured in spite of its sound defense, on December 19, 1996, the Company availed itself of the Debt Consolidation System pursuant to the provisions of the provincial law 11,808. (Official Gazette, July 10, 1996).

                  The said regulations allow for the payment of the existing debts corresponding to the period from December 29, 1992 to January 31, 1996 in up to 48 installments, with a 1% monthly interest on balances due for the extension granted. In addition, default interest was reduced to 0.5% per month and the penalties and fines were fully waived. Such regulations further provide for an installment payment system for the period between February 1, 1996 and August 31, 1996, and allows for the settlement of all payments for the period between September 1, 1996 and October 31, 1996, by means of amended tax returns. The total balance included within these Debt Consolidation Regulations amounted to Pesos 65,751 and was accounted for by Camuzzi Gas del Sur S.A. under the "Taxes Payable" caption.

                  Thus, as is evident from the above-mentioned conditions, the Opinion of the General Revenue Board has modified the tax system through the implementation of a new criterion which has altered the Licensees tax burden generating a cost fluctuation due to a "tax change", which was considered as a non-recurring tariff adjustment by point 9.6.2. of the Distribution License and by law 24,076.

                  In order to pass through this higher cost, pursuant to the lawful right to which the Company is entitled, on December 20, 1996, Camuzzi Gas del Sur S.A. initiated formal proceedings by filing a claim with ENARGAS to obtain the application of the corresponding tariff adjustment. The claim for passing the tax through to the tariffs was also filed before the Ministry of Economy and Public Works and Services. In addition, the Company, if deemed necessary shall exercise its right to appeal to the Argentine Supreme Court of Justice, on the grounds of a federal question regarding the indemnity rights to which the Licensee is duly entitled.

                  Additionally, ENARGAS requested the opinion of the Revenue Board of the Province of Buenos Aires. This Board ratified the opinions mentioned above and requested some written clarifications from the Ministry of Economy and Public Works and Services, which had expressed its opinion through the General Legal Affairs Board's opinion dated March 6, 1997 and clarifying decision dated May 8, 1997, which confirmed the Licensee's criterion. The answer to the aforementioned written clarification dated July 18, 1997 ratified the previous opinions.

                  Therefore, and as mentioned before, because a "change in tax rules" generates a right for the Licensee to pass this change on to the tariffs as envisaged in paragraph 9.6.2. of the Distribution License and in Law No. 24,076, Camuzzi Gas del Sur S.A. accounted for the amounts recognized as tax payable, together with the payments made for the taxable basis of all income from gas sales, with a balancing entry in the form of a receivable to be collected from the users in future billings.

                  Through Resolution No. 544 dated November 17, 1997 and pursuant to the regulatory framework of the activity, the ENARGAS has authorized the pass-through to the tariffs of the effects caused by the legal changes in the payment of the tax in accordance with the methodology defined by that Regulatory Authority in its note No. 108 dated January 12, 1998; the decision on the pass-through to the tariffs related to the effect on the sales to subdistributors and GNC stations is still pending.

                  At December 31, 1997, the receivable to be recovered amounts to Pesos 114,043 and has been recorded under "Other Current Receivables" for the amount of Pesos 4,140 and under "Other Non-Current Receivables" for the amount of Pesos 109,903.

                  PROVINCE OF CHUBUT: The Subsidiary Company filed a motion with the General Revenue Board of the Province of Chubut to review the case, answering a notice which questioned the Gross Sales Tax Returns for the years 1993, 1994, 1995 through March, 1996, claiming differences in favor of the State amounting to Pesos 1,775,289, without including interest or penalties.

                  In addition, the Subsidiary Company requested the annulment of the service of a claim, for differences in the determination of the gross sales tax returns amounting to Pesos 28,892, for the period January-March 1993. As of the date hereof, the amount claimed was deposited with the Court.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  PROVINCE OF TIERRA DEL FUEGO: The Subsidiary Company was served a notice by the Provincial General Revenue Board rejecting the remedy for reconsideration filed, and requesting the payment of Pesos 962,748 in respect of principal, not including interest and penalties for the difference in the gross income tax corresponding to the period from 1993 to June 1996. In addition, the Ministry of Economy and Public Works and Services has rejected the appeal against the Resolution by the General Revenue Board, so the Subsidiary Company can file a claim in this connection in the future. On December 5, 1997, the Subsidiary Company filed a motion before the governor of the Province of Tierra del Fuego.

                  During the fiscal year, Camuzzi Gas del Sur S.A. set up a provision of Pesos 761,023 as principal and interest which is included in the caption "Provisions".

                  PROVINCE OF RIO NEGRO: The Subsidiary Company filed an answer to the notice for the beginning of Summary Proceedings made by the General Revenue Board of the Province of Rio Negro, questioning the Gross Sales Tax Returns for the years 1993, 1994, 1995 through February, 1996, and subsequent notices for the period March-August 1996, claiming differences in favor of the State amounting to Pesos 2,711,583, not including interest or penalties.

                  As regards the amount due mentioned in the first paragraph, a court action was filed against the Licensee Company compelling it to pay Pesos 2,080,007 for the principal with respect to the difference in the gross income tax but for the period 1993 up to February 1996. The Subsidiary Company contested the proceeding.

                  The Municipality rejected the motions and upon a judgment pronounced against the Company, the Company filed an appeal to that judgment. The remedy was sustained and the Company submitted the briefs of the case.

                  PROVINCE OF NEUQUEN: The General Revenue Board of the Province of Neuquen filed a record to settle accounts claiming differences in favor of the government for Pesos 1,078,484, not including interest and penalties. The Subsidiary Company has duly filed the applicable answer.

                  In the opinion of the Subsidiary Company and its legal advisors, an adverse decision in relation to the claims of the Provinces of Chubut, Rio Negro, and Neuquen, is considered not probable.

NOTE 12:          STAMP TAX OF THE SUBSIDIARY

                  Regards stamp tax, the situation is as follows:

                  PROVINCE OF RIO NEGRO: Camuzzi Gas del Sur S.A. filed a motion, within such jurisdiction, asking for a preliminary injunction with the Federal Judge in response to the assessment of stamp tax under a Decree of the Executive Power, whose amount has yet to be determined.

                  PROVINCE OF TIERRA DEL FUEGO: The Subsidiary Company filed an answer to the Previous Notice made by the Revenue Board of the Province of Tierra del Fuego, the Antarctic and South Atlantic Islands, claiming the assessment of the stamp tax under a Decree of the Executive Power, amounting to Pesos 140,000, not including interest or penalties.

                  PROVINCE OF NEUQUEN: The General Revenue Board of that province submitted an account claiming a difference favorable to the Provincial Government for Pesos 1,656,205, not including interests and penalties. Notice and decision on the matter are expected so as to file the applicable answer.

                  Additionally, the General Revenue Board has made assessments for a total of Pesos 1,827,518 on account of stamp tax on the transfer of assets affected to the service. This claim was filed jointly by Gas del Estado and the Subsidiary Company. The Company has filed the applicable answer.

                  In the opinion of the Subsidiary Company and its legal advisors, an adverse decision in relation to the aforementioned claims is considered not probable.

NOTE 13: MUNICIPAL TAXES ON USE OF EASEMENTS BY THE SUBSIDIARY

                  Municipalities usually include a tax on easements in their tax rules. Such rules are in conflict with federal regulations.

                  The distribution license grants the right to easements free of charge to the Licensee and establishes that, if the Municipalities levy any tax which is later ratified by a court, the Subsidiary is authorized to pass through such cost increase to the consumers.

                  Point 6.1 of the Distribution License reads as follows: "while the Licensee is in charge of the service, it shall have the right to use free of charge any street, avenue, square, bridge, road and any other public place, including the subjacent and air spaces, necessary for the installation of facilities for the licensed service, including communication lines and interconnections with

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  third parties". "However, if any definitive sentence by a court admits the validity of the provincial or municipal rules, which levy a tax on such easement or use upon the Licensee, the Licensee may pass through such additional cost to the consumers residing within the jurisdiction in which such tax is applicable, according to ENARGAS' procedures provided for in point 9.6.2, without any right of claim against the Licensee or Gas del Estado".

                  Furthermore, pursuant to National Budget Law No. 24,624/95 corresponding to the 1996 year, in order to enjoy the subsidies described therein, municipal taxes on easements must be repealed as from January 1, 1996.

                  Currently, the following are the most relevant disputes in relation to taxes on rights to subjacent space (subsoil):

                  MUNICIPALITY OF VIEDMA, PROVINCE OF RIO NEGRO: This municipality brought an action against the Licensee for the payment of the tax on subsoil rights totalling Pesos 246,400, not including penalties and other expenses. The decision of the Court of Appeals confirmed the judgement of first instance for which an appeal for nullification was filed; this remedy was rejected by the Supreme Court of the Province of Rio Negro. An extraordinary remedy was further filed and denied as well; the Company finally filed an appeal before the Argentine Supreme Court of Justice requesting that the appeal dismissed by the trial court be sustained. The judicial deposits made during the year 1996 for an aggregate amount of Pesos 263,352, are maintained plus Pesos 62,720 in respect of interest and legal costs. Camuzzi Gas del Sur S.A. has set up a provision for the aggregate amount claimed.

                  In addition, the Municipality has brought an action against the Subsidiary Company for Pesos 148,148 in respect of principal corresponding to the payment of the tax on subsoil rights due for the year 1995. Camuzzi Gas del Sur S.A. has contested the proceeding. The Municipality has contested the motions and the entering of a judgment is expected. Judgment was pronounced against the Camuzzi Gas del Sur S.A., which has therefore filed an appeal; the appeal was sustained and the Subsidiary Company has submitted the briefs of the case. Expecting the Municipality to comply with its procedural duties, the Court of Appeals interrupted the period to enter judgment. The Subsidiary Company has made a provision of Pesos 95,545, which is included under the item "Provisions".

                  MUNICIPALITY OF NEUQUEN, PROVINCE OF NEUQUEN: The amount claimed totals Pesos 66,524, not including penalties and other accessories. The Municipality appealed the decision of the Court of Appeals, on the grounds of lack of jurisdiction of the provincial court to hear the case. The decision of the court of Appeals was declared valid and the Supreme Court dismissed the Camuzzi Gas del Sur S.A.'s claim of lack of jurisdiction and ordered that the case be sent to the Court of Appeal for judgement on the substance of the case. The Court of Appeals rejected the motion filed by the Company and a motion for lack of jurisdiction was filed with the Supreme Court of Justice of the Province, and was rejected.

                  The Subsidiary Company is analyzing the possibility of filing an independent action requesting the unconstitutionality of the rules under which the occupation of public spaces by gas installations is taxed, and also an injunction until the matter under consideration is settled.

                  In addition, the Municipality lodged a new claim for the period April 1996 - May 1997 for an amount of Pesos 97,421, without including interest and penalties.

                  The claim was contested by means of a certified letter whereby the Subsidiary Company was required to abandon the claim for payment under the warning of having the subsidies suspended. The Subsidiary Company has set up a provision of Pesos 49,892, which is included in the "Provisions" caption.

                  MUNICIPALITY OF COMODORO RIVADAVIA: The Municipality claimed from Camuzzi Gas del Sur S.A. the payment of taxes on rights to public space which amount to Pesos 56,032, corresponding to the first half of 1996. The claim is currently pending with the Administrative Court upon discharge filed by the Subsidiary Company

                  MUNICIPALITY OF ZAPALA: the principal amount claimed totals Pesos 816,073 corresponding to the 1993, 1994, 1995 periods, and January to November 1996.

                  The Subsidiary Company has filed a motion for reconsidering such claim.

                  MUNICIPALITY OF VILLA REGINA: the amount claimed totals Pesos 1,939,343, not including penalties and accessory charges; the Subsidiary Company has filed the relevant administrative answer.

                  MUNICIPALITY OF CUTRAL-CO: the Municipality filed a claim for the payment of Pesos 133,992, in respect of taxes on rights to public space as from January 1993 through October 1996, net of interest and legal costs. The Subsidiary Company contested the proceeding. The judgment entered by the first instance court rejected the motions and the Subsidiary Company appealed such judgment and submitted the briefs of the case. The Subsidiary Company has set up a provision of Pesos 71,296, which is included in the "Provisions" caption.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  In the opinion of the Subsidiary Company and based on judgmental elements obtained during the fiscal year, except for the lawsuits with the Municipalities of Viedma, Cutral Co and Neuquen, for which provisions were set up, an adverse decision in relation to the aforementioned claims is considered not probable.

NOTE 14: CONSTRUCTION FUNDED BY THIRD PARTIES

                  Construction funded by third parties, incorporated into the Subsidiary Company's network during the fiscal years ended December 31, 1997 and 1996, was the following:


                                                                                           December 31,
                                                                               -------------------------------------
                                                                                    1997                  1996
                                                                               ---------------       ---------------
                                                                                              (Pesos)

                         o  For valuable consideration                              2,272,827             5,014,639



                  On February 8, 1996, ENARGAS issued Resolution No. 269/96, which sets forth that regarding constructions fully or partially funded by third party users, such users should receive a discount based on the difference between the value of the construction and the amount actually discounted for, if any.

                  By means of ENARGAS' Resolution No. 389, dated October 23, 1996, the Regulatory Authority established the amounts to be recognized to the users mentioned above, according to the business value determined by such entity.

                  In compliance with this resolution, during the 1996 fiscal year, the Subsidiary Company recorded a liability in an amount estimated as the payment price in cubic meters of gas valued according to the effective tariff rate charged to users, which was debited from a reserve set up in previous fiscal years for this purpose. In the case of those projects in which the payments made by the Licensee differed from those set forth by the Regulatory Authority, the liability corresponding to such difference was accounted for. Both liabilities were valued at current tariffs.

                  Furthermore, on February 3, 1997, by means of Resolution 422 the Regulatory Authority set the charges that the Gas Distribution Companies shall have to recognize to third party users financing network extension works; such amount results from the business value set forth by ENARGAS. This Resolution was only applicable to the works transferred to the Licensee Companies during the year 1996.

                  As regards works to be financed by future customers, which may be commenced and transferred to the network of the licensees during the 1997 fiscal year, the Regulatory Authority issued Rule No. 1877, dated May 23, 1997, whereby it established provisionally a minimum bonus equivalent to 80% of the value set forth in Exhibit I of ENARGAS' Resolution No. 422, in accordance with the methodological guidelines included therein and notwithstanding the further analysis to be made by the Regulatory Authority, because it is the competent authority regarding these matters.

                  As of the date hereof, the Subsidiary Company is taking the necessary steps to implement the reimbursement of the cubic meters duly suggested by the ENARGAS.

                  Subsequently, the ENARGAS, through Order No. 4,688 dated December 30, 1997, modified the criterion previously established by its Resolutions No. 389/96 and 422/96 and Order No. 1877/96, in connection with the obligation of the Distribution Service Licensees to grant provisions to third party users who totally or partially paid undertakings related to new networks or extensions thereof.

                  This amendment consists, basically, in the replacement of the obligation of such users to file the documentation evidencing their contribution, as called for by the above-mentioned resolutions, by the execution of an affidavit in relation thereof.

                  The above-mentioned order of ENARGAS has been challenged by the Subsidiary Company on the grounds that it affects its legitimate rights.

NOTE 15: FIVE-YEAR TARIFF REVIEW

                  On June 30, 1997, the Ente Nacional Regulador del Gas issued Resolution No. 468 whereby it approved the five-year tariff review and established new values for the K and X factors corresponding to each tariff subsector; such values will be applicable during the 1998-2002 five-year period.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  Within the existing tariff scheme, the incorporation of these two factors (Factor K of Investment and X of Efficiency) has been contemplated; such factors will be added and subtracted respectively from the distribution margin and, therefore, will affect the final tariff for the next five-year period.

                  During the year, Camuzzi Gas del Sur S.A. submitted investment projects for the determination of the K factor, which, once reviewed by the ENARGAS, were approved at the end of October for the Buenos Aires Sur, Tierra del Fuego, and Santa Cruz subareas. Likewise, and due to the particularities of the area, it has been decided the creation of the Cordillerana subarea with a K factor related to support works in the respective pipeline.

                  Simultaneously, the ENARGAS defined an efficiency factor (X) of 4.6 % for Camuzzi Gas del Sur S.A. as from January 1, 1998, which considers the improvements to be achieved in that respect in the next five-year period, thus maintaining the fair and reasonable profitability set forth by the Gas Law.

NOTE 16: EXTRAORDINARY LOSS

                  This item reflects the cost of the gas lost in the old network of the General Mosconi neighborhood, in the city of Comodoro Rivadavia, as of December 31, 1996.

                  This network was built by a local company with low quality materials and without complying with the construction standards in force for the construction of gas distribution networks, resulting in several accidents. As a consequence of this, a contract was entered into between the Municipality of Comodoro Rivadavia, the above-mentioned company, and Camuzzi Gas del Sur S.A., to renew the deteriorated network. As part of this agreement, the customers would connect their inner piping system to the new network.

                  Once the new network was built, the customers delayed their connection citing economic difficulties. This situation led to new negotiations with the Municipality, ENARGAS, the construction company, and the customers who caused delays in the discontinuance of the old network.

                  During the 1996 fiscal year, the operation of the damaged network was discontinued, and gas is being supplied by the new network for the benefit and safety of customers of the above-mentioned neighborhood.

                  Furthermore, on December 31, 1996 the remainder balance corresponding to claims arising from the collections of bills due rendered by Camuzzi Gas del Sur S.A. as required by Gas del Estado S.E. has been accounted for, pursuant to the Transfer Contract Schedule XXI, net of the effect of such items on the income tax.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                            CONSOLIDATED FIXED ASSETS
              FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                SCHEDULE A
==========================================================================================================
                                           VALUE AT
                                           BEGINNING                                            VALUE AT
                                            OF YEAR    ADDITIONS   TRANSFERS     WRITE-OFFS    END OF YEAR
  PRINCIPAL ACCOUNT                         (PESOS)     (PESOS)     (PESOS)        (PESOS)       (PESOS)
----------------------------------------------------------------------------------------------------------
Land....................................     486,716       10,834   1,060,465      (14,534)     1,543,481
Condominiums............................      89,511           --          --           --         89,511
Buildings...............................  12,220,752           --  (1,049,400)    (141,503)    11,029,849
Facilities..............................   8,237,946        2,734          --           --      8,240,680
Gas pipelines...........................  67,538,831           --   2,031,267           --     69,570,098
Main and secondary pipelines............  30,427,238           --          --           --     30,427,238
Distribution networks................... 124,252,788    2,158,032   2,170,952           --    128,581,772
Machinery and equipment.................   1,654,556      117,825          --           --      1,772,381
Pressure reduction stations.............   4,963,236           --     348,755           --      5,311,991
Processing equipment....................   6,077,442           --     (12,147)          --      6,065,295
Vehicles................................   2,802,301      209,069          --           --      3,011,370
Furniture and office equipment..........
Gas meters..............................     713,453       25,929          --           --        739,382
Gas cylinders...........................  17,373,164       70,235     955,019     (361,465)    18,036,953
Works in progress.......................     347,535           --          --           --        347,535
Computer equipment......................   4,480,233    5,676,677  (4,170,141)          --      5,986,769
Communications equipment................     706,398      100,368        (253)          --        806,513
Material at warehouses..................   2,969,262       20,177      (6,729)     (20,740)     2,961,970
Advances to suppliers...................   2,348,711    2,580,549  (1,082,733)  (1,352,540)     2,493,987
                                             631,307      165,017    (245,055)          --        551,269
----------------------------------------------------------------------------------------------------------
Total at December 31, 1997.............. 288,321,380   11,137,446          --   (1,890,782)   297,568,044
----------------------------------------------------------------------------------------------------------
Total at December 31, 1996.............. 272,177,082   16,545,812          --     (401,514)   288,321,380
==========================================================================================================



                                                                                                                        SCHEDULE A
==================================================================================================================================
                                                                   DEPRECIATION
                                          --------------------------------------------------------------       NET CARRYING VALUE
                                                                   CURRENT YEAR                                AT DECEMBER 31,
                                                          ---------------------------------                -----------------------
                                          ACCUMULATED                                        ACCUMULATED
                                          AT BEGINNING                                         AT END
                                            OF YEAR        RATE(1)    AMOUNT (2)  WRITE-OFFS   OF YEAR        1997         1996
  PRINCIPAL ACCOUNT                         (PESOS)          %         (PESOS)     (PESOS)     (PESOS)       (PESOS)      (PESOS)
----------------------------------------------------------------------------------------------------------------------------------
Land....................................         --           --            --          --          --     1,543,481       486,716
Condominiums............................     12,771         2.00         3,376          --      16,147        73,364        76,740
Buildings...............................  1,112,305         2.00       330,034     (11,320)  1,431,019     9,598,830    11,108,447
Facilities..............................    773,794         3.00       293,608          --   1,067,402     7,173,278     7,464,152
Gas pipelines........................... 12,801,153         3.00     3,293,767          --  16,094,920    53,475,178    54,737,678
Main and secondary pipelines............  4,499,352         3.00     1,120,843          --   5,620,195    24,807,043    25,927,886
Distribution networks................... 15,549,261         3.00     4,432,225          --  19,981,486   108,600,286   108,703,527
Machinery and equipment.................    413,369         4.00       116,458          --     529,827     1,242,554     1,241,187
Pressure reduction stations.............    723,568         3.00       202,809          --     926,377     4,385,614     4,239,668
Processing equipment....................  1,013,135         3.00       274,510          --   1,287,645     4,777,650     5,064,307
Vehicles................................  1,048,852        10.00       346,724          --   1,395,576     1,615,794     1,753,449
Furniture and office equipment..........
Gas meters..............................    124,540         7.00        52,334          --     176,874       562,508       588,913
Gas cylinders...........................  3,906,542         4.00     1,055,922    (117,803)  4,844,661    13,192,292    13,466,622
Works in progress.......................     61,410         3.00        16,859          --      78,269       269,266       286,125
Computer equipment......................      4,495           --           911          --       5,406     5,981,363     4,475,738
Communications equipment................    443,288        20.00       165,933          --     609,221       197,292       263,110
Material at warehouses..................    496,799   3.33/20.00       205,460          --     702,259     2,259,711     2,472,463
Advances to suppliers...................         --           --            --          --          --     2,493,987     2,348,711
                                                 --           --            --          --          --       551,269       631,307
----------------------------------------------------------------------------------------------------------------------------------
Total at December 31, 1997...........    42,984,634           --    11,911,773    (129,123) 54,767,284   242,800,760            --
----------------------------------------------------------------------------------------------------------------------------------
Total at December 31, 1996...........    31,147,407           --    11,890,158     (52,931) 42,984,634            --   245,336,746
==================================================================================================================================

-------------------------
Note:
(1) Rate applied to additions for the year.
(2) The accounting allocation of depreciation charges for the year is described in Schedule H.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                         CONSOLIDATED INTANGIBLE ASSETS
              FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996







                                                                        SCHEDULE B
===================================================================================
                                          VALUE AT                        VALUE AT
        PRINCIPAL ACCOUNT            BEGINNING OF YEAR   INCREASES      END OF YEAR
                                          (PESOS)         (PESOS)         (PESOS)
-----------------------------------------------------------------------------------
Organization and pre-operating
   expenses and expenses relating
   to the issuance of Notes...........   2,868,996        217,677     3,086,673

Software..............................      62,564        113,638       176,202
                                      ---------------------------------------------
TOTAL AT DECEMBER 31, 1997............   2,931,560        331,315     3,262,875
                                      =============================================
TOTAL AT DECEMBER 31, 1996............   1,911,131      1,020,429     2,931,560
===================================================================================



                                                                                                                    SCHEDULE B
==============================================================================================================================
                                                                  AMORTIZATION
                                             --------------------------------------------------------

                                                                                                         NET CARRYING VALUE AT
                                                                    CURRENT YEAR                               DECEMBER 31,
                                                                 -------------------

                                               ACCUMULATED AT                           ACCUMULATED AT
                                             BEGINNING OF YEAR   RATE      AMOUNT(1)     END OF YEAR      1997        1996
        PRINCIPAL ACCOUNT                        (PESOS)          %         (PESOS)        (PESOS)      (PESOS)     (PESOS)
------------------------------------------------------------------------------------------------------------------------------
Organization and pre-operating
   expenses and expenses relating
   to the issuance of Notes......................   936,994        20%       620,963       1,557,957  1,528,716    1,932,002

Software.........................................     7,610        20%        32,233          39,843    136,359       54,954
                                                 -----------------------------------------------------------------------------
TOTAL AT DECEMBER 31, 1997.......................   944,604        --        653,196       1,597,800  1,665,075           --
                                                 =============================================================================
TOTAL AT DECEMBER 31, 1996.......................   515,279        --        429,325         944,604         --    1,986,956
==============================================================================================================================

----------------------------------
Note:
(1) The accounting allocation of amortization charges for the year is described in Schedule H.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                          At December 31, 1997 and 1996
                            CONSOLIDATED INVESTMENTS



                                                                                                                 SCHEDULE C
===========================================================================================================================
                                                                                             VALUE RECORDED AT DECEMBER 31,
                                                                                             ------------------------------
                                                                 NUMBER       MARKET VALUE         1997              1996
                   ISSUER AND SECURITIES                          F.V.                            (PESOS)           (PESOS)
---------------------------------------------------------------------------------------------------------------------------
CURRENT INVESTMENTS
  Mutual investment funds
     Provifondos.........................................          --                --               --          5,741,652
     Superfondos Ahorro in Pesos Santander...............          --                --               --          5,515,630
  Shares
     INDUPA S.A.I.C......................................      14,710            1.2000           17,652             16,917

  Argentina Government Bond (Schedule G).................          --                --          117,314            226,571
                                                                                             ------------------------------
TOTAL CURRENT INVESTMENTS................................                                        134,966         11,500,770
                                                                                             ------------------------------
NON-CURRENT INVESTMENTS

Argentina Government Bond (Schedule G)...................                                             --            115,000

                                                                   --                --


                                                                                             ------------------------------
TOTAL NON-CURRENT INVESTMENTS............................                                             --            115,000
                                                                                             ------------------------------
TOTAL INVESTMENTS........................................                                        134,966         11,615,770
===========================================================================================================================

                     SODIGAS SUR AND ITS SUBSIDIARY COMPANY
                         OTHER CONSOLIDATED INVESTMENTS
              FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                SCHEDULE D
==========================================================================================
                                                             VALUE RECORDED AT DECEMBER 31,
                                                           ===============================
                                                              1997                1996
PRINCIPAL ACCOUNT AND CHARACTERISTICS                        (PESOS)             (PESOS)
-----------------------------------------------------------------------------------------
CURRENT INVESTMENTS

Fixed-term deposits in local currency (Schedule G).......  11,771,325          7,939,200
                                                           ----------          ---------

Total....................................................  11,771,325          7,939,200
========================================================================================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                             CONSOLIDATED ALLOWANCES
              FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                                       SCHEDULE E
=================================================================================================================================
                                                                                                         BALANCES AT DECEMBER 31,
                                                                                                      ---------------------------

                                                    BALANCES AT
                                                 BEGINNING OF YEAR       ADDITIONS      DECREASES       1997           1996
                      ITEM                            (PESOS)             (PESOS)        (PESOS)      (PESOS)         (PESOS)
---------------------------------------------------------------------------------------------------------------------------------
DEDUCTED FROM ASSETS

    Allowance for defaulting debtors..........      3,850,460          1,044,122(1)      (75,000)      4,819,582      3,850,460

DEDUCTED FROM LIABILITIES

    Provisions for legal actions..............        163,116          2,076,838(2)           --       2,239,954        163,116
---------------------------------------------------------------------------------------------------------------------------------
Total.........................................      4,013,576          3,120,960         (75,000)      7,059,536      4,013,576
=================================================================================================================================

--------------------------
Notes:
(1)      Pesos 1,044,122 are charged to Marketing Expenses (Schedule H).
(2)      Pesos 1,601,838 are charged to Other Expenses (Note 4.f).
         Pesos 400,000 arise from Tax Payables.
         Pesos 75,000 correspond to the reclassification of Bad Debts.

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                           CONSOLIDATED COST OF SALES
              For the fiscal years ended December 31, 1997 and 1996


                                                                               SCHEDULE F
=========================================================================================
                                                                     DECEMBER 31,
                                                             ============================
                                                                1997            1996
                                                               (PESOS)         (PESOS)
-----------------------------------------------------------------------------------------
Inventories at beginning of year...........................      428,975         693,334

Plus:
         Gas purchases.....................................  100,466,674     104,720,179
         Acquisition of transportation capacity............   22,358,705      24,710,984
         Expenses (per breakdown in Schedule H)............   26,330,381      24,098,072

Less:
         Inventories at end of year........................    1,028,741         428,975
                                                             ----------------------------

Cost of sales..............................................  148,555,994     153,793,594
=========================================================================================

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
                         At December 31, 1997 and 1996
                    FOREIGN CURRENCY ASSETS AND LIABILITIES

                                                                                                                          SCHEDULE G
====================================================================================================================================
                                                TYPE AND AMOUNT                        AMOUNT IN ARGENTINE CURRENCY AT DECEMBER 31,
                                              OF FOREIGN CURRENCY         CURRENT
                                                     U.S.$             EXCHANGE RATE   ---------------------------------------------

                                                                                               1997                   1996
                                            ----------------------------------------------------------------------------------------

                                                                                             (Pesos)                 (Pesos)
CURRENT ASSETS
         Cash and banks..................                    229,353           1.0000               229,353                  900,006
         Investments.....................                  3,272,564           1.0000             3,272,564                3,379,196
                                            ----------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS.....................                  3,501,917               --             3,501,917                4,279,202
                                            ----------------------------------------------------------------------------------------

NON-CURRENT ASSETS
         Investments.....................                         --               --                    --                  115,000
                                            ----------------------------------------------------------------------------------------

TOTAL NON-CURRENT ASSETS.................                         --               --                    --                  115,000
                                            ----------------------------------------------------------------------------------------

TOTAL ASSETS.............................                  3,501,917               --             3,501,917                4,394,202
                                            ========================================================================================

CURRENT LIABILITIES
         Suppliers.......................                  1,077,156           1.0000             1,077,156                2,032,590
         Bank loans......................                  2,171,423           1.0000             2,171,423                2,024,993
         Notes - Interest payable........                  3,252,845           1.0000             3,252,845                3,304,807
         Other...........................                         --               --                    --                  830,401
                                            ----------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES................                  6,501,424               --             6,501,424                8,192,791
                                            ----------------------------------------------------------------------------------------

NON-CURRENT LIABILITIES
         Loans
         Notes...........................                110,557,000           1.0000           110,557,000              110,557,000
                                            ----------------------------------------------------------------------------------------

TOTAL NON-CURRENT LIABILITIES............                110,557,000               --           110,557,000              110,557,000
                                            ----------------------------------------------------------------------------------------

TOTAL LIABILITIES........................                117,058,424               --           117,058,424              118,749,791
====================================================================================================================================

                   SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY
          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (b) OF LAW 19,550
                          At December 31, 1997 and 1996


                                                                                                                          SCHEDULE H
====================================================================================================================================
                                                    TOTAL AT                        ADMINISTRATIVE    MARKETING        TOTAL AT
                                               DECEMBER 31, 1997    COST OF SALES      EXPENSES       EXPENSES    DECEMBER 31, 1996
                     ITEMS                            PS.                PS.              PS.            PS.             PS.
------------------------------------------------------------------------------------------------------------------------------------
Fees for services............................       4,797,644          2,908,891        1,888,753           --     4,216,349
Salaries and wages...........................      12,569,133          5,279,036        4,776,271    2,513,826    11,059,595
Contributions................................       3,305,848          1,388,456        1,256,222      661,170     3,133,221
Transportation expenses......................         629,276            264,296          239,125      125,855       746,548
Taxes and assessments........................       1,777,395            452,370        1,098,840      226,185     1,217,607
Depreciation of fixed assets.................      11,911,773         11,249,457          441,544      220,772    11,890,158
Amortization of intangible assets............         653,196                 --          653,196           --       429,325
Hired services...............................       3,727,385          1,932,565        1,327,158      467,662     3,497,753
Postage, communications and data processing..       1,089,984            353,250          560,109      176,625     1,443,559
Liquid processing............................         240,722            240,722               --           --            --
Miscellaneous................................       3,514,337          2,261,338          704,893      548,106     3,151,136
Defaulting debtors...........................       1,044,122                 --               --    1,044,122       828,765
Advertising..................................         117,395                 --               --      117,395       166,541
                                             -------------------------------------------------------------------------------

TOTAL AT DECEMBER 31, 1997...................      45,378,210         26,330,381       12,946,111    6,101,718            --
                                             -------------------------------------------------------------------------------

TOTAL AT DECEMBER 31, 1996...................              --         24,098,072       11,998,626    5,683,859    41,780,557
====================================================================================================================================

                                                                       ANNEX I



                     SODIGAS SUR S.A. AND SUBSIDIARY COMPANY
                        UNITED STATES GAAP RECONCILIATION

                                                                             As of
                                                                        December 31, 1997
                                                                        -----------------
         RECONCILIATION OF SHAREHOLDERS' EQUITY:

         Total shareholders' equity under Argentine GAAP                  $ 161,073,757

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Initial carrying value of assets                                   (18,508,860)

         Contribution of gas networks                                       (42,142,655)

         Capitalization of interest                                           2,647,901

         Depreciation expense                                                 6,799,628

         Intangible assets amortization                                        (292,765)

         Gross sales tax settlement                                            (114,043)

         Regulatory issues                                                     (685,831)

         Deferred income taxes                                               (1,465,358)

         Technical assistance fee                                             3,493,253

         Minority interest                                                    5,049,467
                                                                          -------------
         Approximate total shareholders' equity under U.S. GAAP           $ 115,854,494
                                                                          =============


                     SODIGAS SUR S.A. AND SUBSIDIARY COMPANY
                        UNITED STATES GAAP RECONCILIATION

                                                                             Year Ended
                                                                         December 31, 1997
                                                                         -----------------
         RECONCILIATION OF NET INCOME:

         Net income under Argentine GAAP                                   $ 15,288,264

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Depreciation expense                                                 1,477,091

         Capitalization of interest                                             142,626

         Intangible assets amortization                                         172,155

         Gross sales tax settlement                                             (38,401)

         Regulatory issues                                                      361,849

         Deferred income taxes                                              (11,953,076)

         Technical assistance fee                                              (152,145)

         Minority interest                                                      986,778
                                                                           ------------
         Approximate net income under U.S. GAAP                            $  6,285,141
                                                                           ============
